Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Merrill Lynch & Co., Inc. (the “Corporation”), and the undersigned Officers and Directors of the Corporation whose signatures appear below, hereby makes, constitutes and appoints Edward P. O’Keefe, Alice A. Herald, Teresa M. Brenner and Mason Reeves, and each of them acting individually, its, his and/or her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and/or her name and on its, his and/or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), in connection with an indeterminate amount of the debt securities and other securities (the “Securities”) previously issued by the Corporation that may be reoffered or resold in market-making transactions by affiliates of the Corporation, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by the attorneys or attorney, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process, and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

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MERRILL LYNCH & CO., INC.

	By:	/s/ BRIAN T. MOYNIHAN
Brian T. Moynihan
Dated: March 30, 2009		Chief Executive Officer

Signature	Title	Date

/s/ BRIAN T. MOYNIHAN Brian T. Moynihan	Chief Executive Officer (Principal Executive Officer)	March 30, 2009

/s/ NEIL A. COTTY Neil A. Cotty	Chief Financial Officer (Principal Financial Officer)	March 30, 2009

/s/ THOMAS W. PERRY Thomas W. Perry	Chief Accounting Officer (Principal Accounting Officer)	March 30, 2009

/s/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman and Director	March 30, 2009

/s/ JOE L. PRICE Joe L. Price	Director	March 30, 2009

/s/ AMY WOODS BRINKLEY Amy Woods Brinkley	Director	March 30, 2009

RESOLUTION OF THE BOARD OF DIRECTORS OF

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

RESOLVED FURTHER, that Edward P. O’Keefe, Alice A. Herald, Teresa M. Brenner and Mason Reeves hereby are appointed attorneys-in-fact for, and each of them with full power to act without the others hereby is authorized and empowered to sign the Registration Statement and any amendment or amendments (including any pre-effective or post-effective amendments) thereto on behalf of and as attorneys for, the Corporation and any of the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer or director of the Corporation.

MERRILL LYNCH & CO., INC.

CERTIFICATE OF ASSISTANT SECRETARY

I, Mason Reeves, Assistant Secretary of Merrill Lynch & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), do hereby certify that attached to this certificate is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation by written consent effective March 30, 2009, and that those resolutions are in full force and effect and have not been amended or rescinded.

IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation as of March 30, 2009.

/s/ MASON REEVES
Mason Reeves, Assistant Secretary

(CORPORATE SEAL)

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